Exhibit 10.8

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of July ___, 2007 by and between BUZZ KILL, INC., a New York corporation (the “Company”); each party listed as a “Buyer” on the Schedule of Buyers attached hereto (collectively, the “Buyers”), and Emerson E. Bruns, PLLC, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

WHEREAS, the Company and the Buyers have entered into a Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, pursuant to which the Company proposes to sell (the “Offering”) secured participating notes (“Notes”) $___, aggregate principal amount.  The Subscription Agreement provides that the Buyers shall deposit the Purchase Price in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement to the Company at a closing to be held as set forth in the Subscription Agreement (the “Closing”).

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this Agreement.

WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Subscription Agreement, the parties hereto have entered into this Agreement.

NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions.  The following terms shall have the following meanings when used herein:

a. “Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to this Agreement.

b. “Joint Written Direction” shall mean a written direction executed by the Buyers and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

c. “Escrow Period” shall begin with the commencement of the date of execution of this Agreement and shall terminate upon the earlier to occur of the following dates:

(i) The Closing Date for the sale of the Notes to the Buyers as contemplated by the Subscription Agreement;

(ii) The expiration of 30 days from the date of execution of this Agreement (unless extended by mutual written agreement between the Company and the Buyers with a copy of such extension to Escrow Agent); or

(iii) The date upon which a determination is made by the Company and the Buyers to terminate the Offering prior to the sale of the Notes as contemplated by the Subscription Agreement.

During the Escrow Period, the Company and the Buyers are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Buyers or any other entity, or be subject to the debts of the Company or the Buyers or any other entity.

2. Appointment of and Acceptance by Escrow Agent.  The Buyers and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

a. The Buyers hereby acknowledges that Escrow Agent is general counsel to the Company and a related party to the Collateral Agent.  The Company agrees that in the event of any dispute arising in connection with this Escrow Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, Escrow Agent shall be permitted to continue to represent the Buyers and the Company will not seek to disqualify such counsel.

3. Creation of Escrow Funds.  Contemporaneously with the execution of this Agreement, the parties shall establish an escrow account with Escrow Agent, which escrow account shall be entitled as follows: Buzz Kill, Inc with Escrow Account for the deposit of the Escrow Funds.  The Buyers shall wire funds to the account of Escrow Agent as follows:

Bank:	The Chase Manhattan Bank 250 W. 57th Street New York, NY 10107
Routing #:	021000021
Account #:	987100303565
Name on Account:	Emerson E. Bruns, PLLC
Sub-Account	Buzz Kill, Inc.

Telephone contact is (212) 826 - 1054.

4. Deposits into the Escrow Account.  The Buyers agrees that it shall promptly deliver funds for the payment of the Notes to Escrow Agent for deposit in the Escrow Account.

5. Disbursements from the Escrow Account.

a. Escrow Agent will continue to hold such funds until a Buyer and the Company execute a Joint Written Direction directing Escrow Agent to disburse the Escrow Funds pursuant to Joint Written Direction signed by the Company and the Buyers.  In disbursing such funds, Escrow Agent is authorized to rely upon such Joint Written Direction from the Company and a Buyer and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from a Buyer that Escrow Agent already has on file.

b. In the event Escrow Agent does not receive the amount of the Escrow Funds from the Buyers prior to the expiration of the Escrow Period, Escrow Agent shall notify the Company and the Buyers and the Company’s obligations under the Subscription Agreement shall immediately terminate.

c. In the event Escrow Agent does receive the amount of the Escrow Funds prior to expiration of the Escrow Period, in no event will the Escrow Funds be released to the Company until such amount is received by Escrow Agent in collected funds.  For purposes of this Agreement, the term “collected funds” shall mean all funds received by Escrow Agent which have cleared normal banking channels and are in the form of cash.

6. Collection Procedure.  Escrow Agent is hereby authorized to deposit the proceeds of each wire in the Escrow Account.

7. Suspension of Performance: Disbursement Into Court.  If at any time, there shall exist any dispute between the Company and a Buyer with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or if the parties have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

c. Escrow Agent shall have no liability to the Company, any Buyer, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

8. Investment of Escrow Funds. Escrow Agent shall deposit the Escrow Funds in a non-interest bearing account.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall maintain the Escrow Funds, or such portion thereof, as to which no Joint Written Direction has been received, in a non-interest bearing account.

9. Resignation and Removal of Escrow Agent.  Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to Escrow Agent as provided herein below.  Upon any such notice of resignation or removal, the representatives of the Buyers(s) and the Company identified in Sections 13a.(iv) and 13b(iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00.  Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession.  After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

10. Liability of Escrow Agent.

a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent’s willful misconduct or gross negligence.  Escrow Agent’s sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice or any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained herein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement.  In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel.  The Company and the Buyers jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

b. Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by it, binding upon it, without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent.  From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney and agent of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party.  If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Buyers hereunder in writing, and the Buyers and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses.  Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Buyers and/or the Company shall be required to pay such fees and expense if (a) the Buyers or the Company agree to pay such fees and expenses, or (b) the Buyers and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (c) the Buyers and the Company are the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Indemnified Party, the Company and/or the Buyers and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Buyers.  The Buyers and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing.  All such fees and expenses payable by the Company and/or the Buyers pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim.  The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of Escrow Agent shall be independent of any obligation of Escrow Agent.

The parties agree that neither payment by the Company or the Buyers of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Buyers and the Company, the respective rights and obligations of Buyers, on the one hand, and the Company, on the other hand.

12. Expenses of Escrow Agent.  Except as set forth in Section 11 the Buyers shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  All of the compensation and reimbursement obligations set forth in this Section shall be payable by the Buyers, upon demand by Escrow Agent.  The obligations of the Buyers under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

13. Warranties.

a. Each Buyer makes the following representations and warranties to Escrow Agent:

(i) Such Buyers has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been duly approved by all necessary action of such Buyer, including any necessary approval of the limited partner of the such Buyer or necessary corporate approval, as applicable, has been executed by duly authorized officers of such Buyer, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance of such Buyer of this Agreement will not violate, conflict with, or cause a default under any agreement of limited partnership of such Buyer or the articles of incorporation or bylaws of such Buyer as applicable), any applicable law or regulation, any court order or administrative ruling or degree to which such Buyer is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

(iv) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(v) All of the representations and warranties of such Buyer contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

b. The Company makes the following representations and warranties to Escrow Agent:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

(iii) The execution, delivery, and performance by the Company of this Agreement is in accordance with the Subscription Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Subscription Agreement, to which the Company is a party.

(iv) Thomas Hanna has been duly appointed to act as the representative of the Company hereunder and has full power and authority to execute, deliver, and perform this Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company’s Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

(v) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

14. Consent to Jurisdiction and Venue; Governing Law.  The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York.  The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury.  Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York.  Service of process in any action by any of the parties to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

15. Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:

If to Buyers(s), to:

Telephone:
Facsimile:

If to Escrow Agent, to:	Emerson E. Bruns, PLLC
1790 Broadway, 20th Fl.
New York, NY 10019
Telephone: (212) 826-1054
Facsimile: (212) 832-2969

If to the Company, to:	Buzz Kill, Inc.
4 Park Avenue South, Suite 16
New York, NY 10016

With a copy to:	Gottbetter & Partners, LLP
488 Madison Avenue,
New York, NY 10022
Attention: Adam S. Gottbetter, Esq.
Telephone: (212) 400-6900
Facsimile: (212) 400-6901

Or to such other address as each party may designate for itself by like notice.

16. Amendments or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties hereto.  No delay or omission by any party in exercising any right with respect hereto shall operate as waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Entire Agreement.  This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

19. Binding Effect.  All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Buyers, the Company, or Escrow Agent.

20. Execution of Counterparts.  This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

21. Termination.  Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

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IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

BUZZ KILL INC.

By:_______________________________
Name: Thomas Hanna
Title: President

BUYER

By:_______________________________
Name:
Title:

EMERSON E. BRUNS, PLLC

By:_______________________________
Name: Emerson E. Bruns